Exhibit 99.4

reAlpha (NASDAQ: AIRE) Provides Pro Forma Financial Information on InstaMortgage Acquisition

InstaMortgage reported approximately $4.5 million in revenue and $3.3 million in gross profit for the six months ended June 30, 2026, while reporting positive net income

Unaudited pro forma combined revenue was approximately $6.4 million for the six months ended June 30, 2026, and approximately $11.8 million for the year ended December 31, 2025

DUBLIN, Ohio, September 23, 2026 (GLOBE NEWSWIRE) – reAlpha Tech Corp. (Nasdaq: AIRE) (the “Company” or “reAlpha”), an AI-powered real estate technology company, today announced financial and operating results for InstaMortgage Inc. (“InstaMortgage”) and unaudited pro forma combined financial information following the completion of its acquisition of InstaMortgage.

InstaMortgage Standalone Financial Performance

InstaMortgage was acquired by reAlpha with an established operating business that generated revenue, gross profit and positive net income in 2025, while remaining profitable through the second quarter of 2026.

For the year ended December 31, 2025, InstaMortgage:

●	Generated approximately $7.3 million in revenue;
●	Generated approximately $5.3 million in gross profit;
●	Reported approximately $0.1 million in net income; and
●	Originated approximately $277.1 million in residential mortgage loan volume.

For the six months ended June 30, 2026, InstaMortgage:

●	Generated approximately $4.5 million in revenue;
●	Generated approximately $3.3 million in gross profit;
●	Reported approximately $0.2 million in net income; and
●	Originated approximately $177.0 million in residential mortgage loan volume.

As of June 30, 2026, InstaMortgage has originated more than $3.5 billion in residential mortgage loans since 2015, supported by a full-cycle lending operation spanning origination, underwriting, funding and loan sale.

“We believe that InstaMortgage meaningfully strengthens reAlpha’s financial and operating foundation and demonstrates what we are looking to build through our acquisition strategy,” said Thomas Kutzman, Chief Financial Officer of reAlpha. “On a pro forma basis, the acquisition increases our 2025 revenue by approximately 162% and gross profit by approximately 215%, while adding a direct-lending business that generated positive net income in 2025 while remaining profitable through the first six months of 2026. We are adding scale, but we are also adding capabilities and transaction economics that fit directly into the platform we have been building.”

Kutzman continued, “We are now operating at a larger scale, with a broader base of loan officers, which we believe provide opportunities to identify potential operational synergies and cost efficiencies over time. The expansion in the number of states in which we offer both real estate and mortgage services could create opportunities for revenue synergies by serving customers in these markets with multiple services over the course of a given transaction.”

Unaudited Pro Forma Combined Financial Information

For the six months ended June 30, 2026, reAlpha and InstaMortgage would have had approximately $6.4 million in unaudited pro forma combined revenue and approximately $4.6 million in unaudited pro forma combined gross profit.

For comparison, reAlpha reported approximately $2.0 million in standalone revenue and approximately $1.3 million in standalone gross profit for the same six-month period.

For the year ended December 31, 2025, reAlpha and InstaMortgage would have had approximately $11.8 million in unaudited pro forma combined revenue and approximately $7.7 million in unaudited pro forma combined gross profit.

For comparison, reAlpha reported approximately $4.5 million in standalone revenue and approximately $2.5 million in standalone gross profit for fiscal 2025. Accordingly, the unaudited pro forma combined figures represent approximately 2.6 times reAlpha’s reported standalone revenue and 3.2 times its reported standalone gross profit for the period.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. For purposes of the statements of operations, the financial information gives effect to the acquisition as if it had occurred on January 1, 2025 and is presented for informational purposes only.

The unaudited pro forma financial information is not necessarily indicative of consolidated results of operations of the combined business had the acquisition occurred at the beginning of the respective period, nor is it necessarily indicative of future results of operations of the combined company. The unaudited pro forma financial information is based on various assumptions and estimates and should be read in conjunction with the full set of pro forma financial information and the accompanying notes, as presented in Amendment No.1 to the Company’s Current Report on Form 8-K/A that will be filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2026.

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is an AI-powered real estate technology company that aims to transform the multi-trillion-dollar U.S. real estate services market. reAlpha is developing an end-to-end platform that streamlines real estate transactions through integrated brokerage, mortgage, and title services. With a strategic, acquisition-driven growth model and proprietary AI infrastructure, reAlpha is building a vertically integrated ecosystem designed to deliver a simpler, smarter, and more affordable path to homeownership. For more information, visit www.realpha.com.

About InstaMortgage Inc.

Originally founded in 2008 by Shashank Shekhar as Arcus Lending, the company rebranded as InstaMortgage, NMLS 1035734, in 2021. InstaMortgage aims to provide a different mortgage experience to its clients across 29 states and Washington D.C. By combining technology with expert advice, excellent customer service, and competitive rates, InstaMortgage delivers mortgage options that are tailored to each client’s unique financial situation. To learn more, visit www.instamortgage.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” Any statements other than statements of historical fact contained herein, including statements by reAlpha’s Chief Financial Officer, Thomas Kutzman, or statements about the InstaMortgage acquisition, the anticipated benefits of the InstaMortgage acquisition, reAlpha’s ability to integrate InstaMortgage into its business and scale its business following the acquisition of InstaMortgage, reAlpha’s long-term platform strategy and anticipated benefits to customers, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha and InstaMortgage’s ability to obtain regulatory approval in Virginia and New York; reAlpha’s ability to realize the expected benefits of the acquisition of InstaMortgage and its operations, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the potential negative effects of the Company’s and InstaMortgage’s business from not obtaining the regulatory approvals in Virginia and New York timely or at all; the health of the U.S. residential real estate industry and changes in general economic conditions; reAlpha’s ability to pay contractual obligations, including with respect to the acquisition of InstaMortgage; reAlpha’s liquidity, operating performance, cash flow and ability to secure adequate financing; reAlpha’s ability to maintain compliance with Nasdaq’s continued listing rules; reAlpha’s ability to generate additional sales or revenue from having access to, or obtaining, additional U.S. states brokerage licenses; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to integrate the business of its acquired companies into its existing business, including InstaMortgage, and the anticipated demand for such acquired companies’ services; reAlpha’s ability to successfully enter new geographic markets and to scale its operational capabilities to expand into additional geographic markets and nationally; the potential loss of key employees of reAlpha and of its subsidiaries; reAlpha’s ability to obtain, and maintain, the required licenses to operate in the U.S. states in which it, or its subsidiaries, operate in, or intend to operate in; reAlpha’s ability to maintain and strengthen its brand and reputation; reAlpha’s ability to continue attracting loan officers and maintain its relationship with its REALTOR® affiliate to expand its operations nationally; the availability of rebates, which may be limited or restricted by state law; risks related to data privacy, including evolving laws and consumer expectations; the inability to accurately forecast demand for AI-based real estate-focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; reAlpha’s ability to obtain additional financing or access the capital markets on acceptable terms and conditions in the future; changes in applicable laws or regulations, including with respect to the real estate market, AI and AI technologies, and the impact of the regulatory environment and complexities with compliance related to such environment; reAlpha’s ability to effectively compete in the real estate and AI industries; and other risks and uncertainties indicated in reAlpha’s most recent Annual report on Form 10-K and current or periodic reports filed with the SEC and available for review at www.sec.gov. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Payton Cuddy, Senior Marketing Manager

media@realpha.com

Investor Relations Contact:

Adele Carey, VP of Investor Relations

InvestorRelations@reAlpha.com